Exhibit 5.1

[Letterhead of Alston & Bird LLP]

October 22, 2004

AGL Resources Inc.

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

AGL Capital Corporation

2325-B Renaissance Drive

Las Vegas, Nevada 89119

AGL Capital Trust III

c/o AGL Resources Inc.

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”) by AGL Resources, Inc, a Georgia corporation (the “Company”), AGL Capital Corporation, a Nevada corporation (“AGL Capital”), and AGL Capital Trust III, a Delaware statutory business trust (the “Trust”), relating to the offering from time to time, together or separately and in one or more series, of the following securities: (i) common stock of the Company (the “Common Stock”), which may be issued by the Company, (ii) preferred stock of the Company (the “Preferred Stock”), which may be issued by the Company, (iii) debt securities (the “Debt Securities”), which may be issued by AGL Capital pursuant to an Indenture dated as of February 20, 2001 by and among the Company, AGL Capital and The Bank of New York, as trustee, (iv) trust preferred securities (the “Trust Preferred Securities”), which may be issued by the Trust pursuant to an amended and restated trust agreement by and among AGL Capital, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee and the administrative trustees named therein, (v) junior subordinated debentures (the “Junior Subordinated Debentures”), which may be issued by AGL Capital pursuant to an indenture by and among the Company, AGL Capital and The Bank of New York, as trustee, (vi) purchase contracts for the purchase and sale of debt or equity securities (the “Purchase Contracts”), which may be issued by the Company or AGL Capital, (vii) warrants to purchase debt or equity securities or other rights (the “Warrants”), which may be issued by the Company or AGL Capital, (viii) units consisting of one or more

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AGL Resources Inc.

AGL Capital Corporation

AGL Capital Trust III

October 22, 2004

Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock or Common Stock or any combination thereof (the “Units” and collectively, with the Debt Securities, Common Stock, Preferred Stock, Junior Subordinated Debentures, Purchase Contracts and Warrants, the “Securities”), which may be issued by the Company or AGL Capital, (ix) guarantee by the Company with respect to the Trust Preferred Securities (the “Trust Preferred Securities Guarantee”), (x) guarantee by the Company with respect to the Debt Securities (the “Debt Securities Guarantee”), (xi) guarantee by the Company with respect to the Debentures (the “Debenture Guarantee”), (xii) guarantee by the Company with respect to AGL Capital’s issuance of Purchase Contracts (the “Purchase Contract Guarantee”), (xiii) guarantee by the Company with respect to AGL Capital’s issuance of Warrants (the “Warrant Guarantee”), and (xiv) guarantee by the Company with respect to AGL Capital’s issuance of Units (the “Unit Guarantee” and collectively, with the Trust Preferred Securities Guarantee, the Debt Securities Guarantee, the Debenture Guarantee, the Purchase Contract Guarantee and the Warrant Guarantee, the “Guarantees”).

The Securities will have an aggregate offering price of up to $1,500,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

We have examined the Registration Statement and the relevant corporate and other documents and have made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. We have also assumed that the Company has been duly organized and is validly existing under the laws of the State of Georgia. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and certificates or statements of officers of the Company, and we have made no independent investigation with regard thereto.

To the extent that the obligations of the Company under any indenture, warrant agreement or guarantee agreement may depend upon such matters, we assume for purposes of this opinion that: (i) the applicable trustee or warrant agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the trustee or warrant agent is duly qualified to engage in the activities contemplated by the indenture, warrant agreement or guarantee agreement, as applicable; (iii) the indenture, warrant agreement or guarantee agreement has been duly authorized, executed and delivered by the trustee or warrant agent, as applicable, and constitutes the valid and binding obligation of the trustee or warrant agent, as applicable, enforceable against the trustee or warrant agent, as applicable, in accordance with its terms; (iv) the trustee or

AGL Resources Inc.

AGL Capital Corporation

AGL Capital Trust III

October 22, 2004

warrant agent is in compliance, with respect to acting as a trustee or warrant agent under the indenture, warrant agreement or guarantee agreement, as applicable, with all applicable laws and regulations; and (v) the trustee or warrant agent has the requisite organizational and legal power and authority to perform its obligations under the indenture, warrant agreement or guarantee agreement, as applicable.

Our opinions set forth below are limited to the laws of the State of Georgia and to the laws of the State of New York as they relate to the enforceability of documents, agreements and instruments referred to herein, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinions rendered by us consist of those matters set forth in paragraphs 1-6 hereof, and no opinion may be implied or inferred beyond the opinions expressly stated.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the following opinions:

1.	The shares of Common Stock of the Company issuable pursuant to the Registration Statement, when (A) the Board of Directors of the Company (which term, when used hereinafter, may include any duly appointed committee of the Board of Directors) has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.

2.	The shares of Preferred Stock of the Company issuable pursuant to the Registration Statement, when (A) the Board of Directors of the Company

AGL Resources Inc.

AGL Capital Corporation

AGL Capital Trust III

October 22, 2004

has taken all necessary corporate action to designate the preferences, limitations and relative rights of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of Articles of Amendment to the Company’s Articles of Incorporation relating to such Preferred Stock (the “Articles of Amendment”) and the filing of the Articles of Amendment with the Secretary of State of the State of Georgia, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the Preferred Stock), will be validly issued, fully paid and nonassessable.

3.	The Purchase Contracts of the Company issuable pursuant to the Registration Statement, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Purchase Contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Purchase Contracts have been duly executed and delivered by the Company, and (C) certificates, if any, evidencing the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable purchase contract agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

4.	The Warrants of the Company issuable pursuant to the Registration Statement, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Warrants and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the Warrants have been duly executed and delivered by the Company and the warrant agent appointed by the

AGL Resources Inc.

AGL Capital Corporation

AGL Capital Trust III

October 22, 2004

Company, and (C) certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

5.	The Units of the Company issuable pursuant to the Registration Statement, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

6.	The Guarantees of the Company issuable pursuant to the Registration Statement, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) the Guarantees or guarantee agreements relating to the Guarantees have been duly executed and delivered by the Company and any guarantee trustee in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company upon payment of any consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability.

AGL Resources Inc.

AGL Capital Corporation

AGL Capital Trust III

October 22, 2004

In rendering the opinions expressed in Paragraphs 1, 2, 3, 4 and 5 above, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, purchase contract agreement or unit agreement and will take any other appropriate additional corporate action; and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, warrant agreement, purchase contract agreement or unit agreement, duly authenticated and countersigned.

For purposes of Paragraph 6 hereof, we have assumed that the execution and delivery of the Guarantees and any guarantee agreement, and any indebtedness or obligations covered by the Guarantees, do not violate any applicable law or any agreement or instrument to which the Company or the obligor of such indebtedness or obligation is a party or by which it is bound.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or Guarantees or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Trust Preferred Securities, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, in connection with any future offering of the Trust Preferred Securities by the Trust pursuant to the Registration Statement. As to the validity and legality of the Debt Securities and Junior Subordinated Debentures and any Securities issued by AGL Capital, you will be receiving the opinion of Woodburn and Wedge, counsel to AGL Capital, in connection with any future offering of Securities by AGL Capital pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

Very truly yours,

ALSTON & BIRD LLP

By:	/S/ M. HILL JEFFRIES
M. Hill Jeffries, Partner